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                                                                      Exhibit 21

                  Catellus Development Corporation Subsidiaries

130 EJC Irving, LLC**
ANT II, LLC
ANT, LLC
Avalon Senior Housing, L.P.
Bergstrom Business Center, L.P.
Bridgecourt Partners
Carlsbad Laurel Tree Apartments, LP
Catellus Aberdeen, LLC
Catellus Bergstrom Business Center, LLC
Catellus BHC, LLC
Catellus Cedar Grove Business Park, LLC
Catellus Commercial 1, LLC
Catellus Commercial Development Corporation
 (formerly Catellus Management Corporation)
Catellus Commercial Group, LLC
Catellus Construction Corporation
 (formerly Mission Bay Homes Corporation)
Catellus Crossroads Business Park, LLC
Catellus Duck Creek Corporate Center, LLC
Catellus Fiber Optics, LLC
Catellus Finance 1, L.L.C.
Catellus Fort Worth, L.P.
Catellus Gateway Corporate Center, LLC
Catellus Gateway East Business Park, LLC
Catellus Internationale Centre South, LLC
Catellus Management Corporation of Canada,
 Ltd.
Catellus McKinney Falls, LLC
Catellus Pacific Commons, LLC
Catellus Plano Business Center, LLC
Catellus Prairie Glen, Inc.
Catellus Rancho Cucamonga Corporate Park,
 LLC
Catellus Residential Communities, Inc.
Catellus Residential Construction, Inc.
Catellus Residential Group, Inc.
Catellus Residential Homes Corp. I
Catellus Residential Land, LLC
Catellus Residential Marbella, Inc.
Catellus Residential Ocean Ridge, Inc.
Catellus Residential Ridgemoor Homes, Inc.
Catellus Residential Ridgemoor, Inc.
Catellus RVL, Inc. (formerly RVL, Inc.)
Catellus Southshore, LLC
Catellus Stapleton Business Center, LLC
Catellus Technologies Group (Fremont), LLC
Catellus Third and King, L.L.C.
Catellus Union Station, Inc.
Catellus Urban Construction, Inc. (Mixed Use
 Construction, Inc.; formerly Westada Corporation)
Catellus Urban Development, LLC*
Catellus Urban Development Corporation (formerly
 Gilman Property Corporation)
Catellus Urban Development Group, LLC (formerly
 Catellus Mixed Use Group, LLC)
Catellus Westminster Company, LLC
Catellus Westminster II, LLC
Cato REIT, Co. (formerly Seabridge Properties, Inc.)
CCG Ontario, LLC
CDC Fort Worth, LLC
Collinsville Property Corporation
CRG/CDI Oxnard LLC
CRG Constructors L.P.
Cuatro Catellus, LP
East Baybridge Partners, LP
Folsom Parkway LLC
GGF Holdings, LLC
GGF Property, LLC
Golden Empire Investment Corporation
Harbor Drive Company
Hedge Lane Terrace--Shawnee, LLC
Hercules, LLC
Hercules Victoria, LLC
International Rivercenter
Manteca Spreckels BTS, LLC
Mission Bay Commercial Maintenance
 Corporation
Mission Bay Transportation Management
 Association
Mission Bay Maintenance Corporation
Mission Bay N2 Parcel 1, LLC
(formerly Catellus Mission Bay 1, LLC)
Mission Bay N3a Parcel 2, LLC
Mission Bay S26(a), LLC
Mission Bay S26a/S28, LLC
New Orleans International Hotel
New Orleans Rivercenter
New Shrine Holdings, LLC
Otterr Phins, Inc.
Pacific Commons Owners Association
Pacific Design Center
Pacific Market Investment Company
Parkway Company, LLC
Plato REIT, LLC
Rancho Cucamonga - Buffalo, LLC
Santa Fe Bayfront Venture
Santa Fe Place Owners Association
Santa Fe Towers Land Company
Sequoia Pacific Realco, L.P.
Serrano Associates LLC
Serrano Constructors, LP
SF Pacific Properties Inc.
The South Portal Company
SPNS Golden Gate, LLC (formerly Riding-Catellus Golden
 Gate, LLC)
Talega Associates, LLC
Talega Village LLC
Third and King Investors, LLC
Thunderdome Co.
Torrance Investment Company
Traer Creek LLC
Union Station Gateway
Union Station Partners
Union Station Venture One Corporation
Vista Range, LLC

*  Inactive
** Not controlled by CDC; membership interest will be transferred at later date.